Exhibit (k)(11)
AMENDMENT TO EXCHANGE AGREEMENT
     This Amendment to Exchange Agreement (this “Agreement”) is entered into as of August ___, 2007, among Main Street Capital Corporation, a Maryland corporation (“Parent”), and the undersigned members (the “GP Members”) of Main Street Mezzanine Management, LLC, a Delaware limited liability company (the “General Partner”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Exchange Agreement dated as of May 10, 2007 (the “Exchange Agreement”), among Parent and the GP Members.
Recitals:
     WHEREAS, Parent and the GP Members previously entered into the Exchange Agreement;
     WHEREAS, the Exchange Agreement provides that the obligations of each party to consummate the transactions contemplated by the Exchange Agreement are subject to, among other things, the condition that the Main Street IPO must close concurrently with the closing of the transactions contemplated by the Exchange Agreement;
     WHEREAS, prior to the execution of the Exchange Agreement, it was contemplated that Parent would elect (the “Election”) to be regulated as a business development company under the Investment Company Act of 1940, as amended, by filing a notification of election (the “Notification Filing”) on Form N-54A with the Securities and Exchange Commission (the “SEC”), and that the Election and Notification Filing would occur prior to the consummation of the transactions contemplated by Exchange Agreement and the concurrent closing of the Main Street IPO;
     WHEREAS, in response to comments received by Parent from the SEC staff, it is now contemplated that the closing of the transactions contemplated by the Exchange Agreement will occur immediately prior to the Election and Notification Filing and not concurrently with the closing of the Main Street IPO;
     WHEREAS, Parent and the GP Members desire to amend the Exchange Agreement to remove the condition that the Main Street IPO must close concurrently with the closing of the transactions contemplated by the Exchange Agreement;
     WHEREAS, Section 7.4 of the Exchange Agreement provides that the Exchange Agreement may not be amended except by a written agreement signed by the party to be charged with the amendment.
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and subject to and on the terms and conditions set forth herein, the parties hereby agree as follows:

     1. Section 5.1 of the Exchange Agreement is hereby amended in its entirety to read as set forth below:
          Section 5.1 Mutual Conditions. The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (any of which may be waived in writing, in whole or in part, by such party):
               (a) Closing of Merger. The Merger must close concurrently with the closing of the transactions contemplated hereby.
               (b) Closing of IA Exchange. The IA Exchange must close concurrently with the closing of the transactions contemplated hereby.
               (c) Approval of SBA. The SBA must have consented to the transactions contemplated by, and related to, this Agreement, the Merger Agreement, the IA Exchange Agreement and the Main Street IPO.
     2. Except as set forth in this Agreement, all provisions, terms, conditions and representations in the Exchange Agreement and the exhibits and schedules thereto remain unmodified and in full force and effect, and the Exchange Agreement and all exhibits and schedules thereto, as amended by this Agreement, are hereby in all respects ratified and confirmed.
     3. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one instrument. This Agreement may be executed by facsimile signature, which signature shall be binding upon the parties so executing this Agreement.
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[signature page of Amendment to Exchange Agreement]
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARENT:
Main Street Capital Corporation

By:	/s/ T.A. Reppert
Name:	T.A. Reppert
Its:	President

GP MEMBERS:

/s/ Vincent D. Foster

Vincent D. Foster

/s/ T.A. Reppert

Todd A. Reppert

/s/ David Magdol

David Magdol

/s/ Curtis L. Hartman

Curtis L. Hartman

/s/ Dwayne L. Hyzak

Dwayne L. Hyzak

/s/ Robert M. Shuford

Robert M. Shuford

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